UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Director
     On May 17, 2007, Mr. Anthony Y. Chan retired at the expiration of his term from the Boards of Directors of UCBH Holdings, Inc. (the “Company”) and United Commercial Bank (the “Bank”) at their Annual Meeting of Stockholders.
Election of Director
     On May 17, 2007, Ms. Pin Pin Chau was elected as a Director of the Company and the Bank at their Annual Meeting of Stockholders. The press release issued on May 18, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Indemnification Agreements
     On May 17, 2007, the Company and the Bank each entered into their respective standard Indemnification Agreement with Ms. Pin Pin Chau, who was elected a Director of the Company and the Bank at their Annual Meeting of Stockholders. The form of the Indemnification Agreement for UCBH Holdings, Inc. and the form of the Indemnification Agreement for United Commercial Bank are furnished as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. In general, the respective Indemnification Agreements require the Company and the Bank to indemnify and hold harmless a director to the fullest extent authorized by, in the case of the Company, Delaware corporate law or, in the case of the Bank, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits
     The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Indemnification Agreement of UCBH Holdings, Inc.

10.2	Form of Indemnification Agreement of United Commercial Bank

99.1	Press release of May 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: May 23, 2007	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer